Exhibit 99.1

Celanese
1601 West LBJ Freeway
P.O. Box 819005
Dallas, TX, 75234, USA
Celanese To Assess Realignment of
Acetyl Intermediates Production in France and Mexico
DALLAS, January 21, 2009 — Celanese Corporation (NYSE:CE), a leading global chemical company, today announced it is assessing the potential closure of acetic acid and vinyl acetate monomer (VAM) production in Pardies, France, and assessing the potential closure of VAM production in Cangrejera, Mexico. The company believes the consideration of this potential capacity reduction is necessitated by the significant change in the global economic environment and anticipated lower customer demand.
The company will begin the assessment phase for a potential closure of its Pardies, France, manufacturing facility. The Pardies facility is capable of producing 450,000 tons of acetic acid and 150,000 tons of VAM annually.
Additionally, the company will begin the assessment phase for a potential closure of its VAM production unit at its Cangrejera, Mexico, facility. This production unit has an annual production capacity of 115,000 tons.
Should the assessment lead to the closure of these production facilities, the company expects to meet customer obligations with production from its other facilities in Europe, North America and Asia.
All potentially affected employees would be treated fairly and according to respective country laws and practices.
“We are evaluating, along with other possible actions, the best means to align production capacity and worldwide staffing with anticipated prolonged lower demand.” said David Weidman, chairman and chief executive officer. “The company is focused on meeting customer needs while maintaining our global competitive leadership position in Acetyls.”

Contacts:

Investor Relations	Media — North America	Media — Europe
Mark Oberle	Travis Jacobsen	Jens Kurth
Phone: +1 972 443 4464	Phone: +1 972 443 3750	Phone: +49 69 305 7137
Mark.Oberle@celanese.com	William.Jacobsen@celanese.com	J.Kurth@celanese.com

About Celanese
As a global leader in the chemicals industry, Celanese Corporation makes products essential to everyday living. Our products, found in consumer and industrial applications, are manufactured in North America, Europe and Asia. Net sales totalled $6.4 billion in 2007, with over 70% generated outside of North America. Known for operational excellence and execution of its business strategies, Celanese delivers value to customers around the globe with innovations and best-in-class technologies. Based in Dallas, Texas, the company employs approximately 8,400 employees worldwide. For more information on Celanese Corporation, please visit the company’s website at www.celanese.com.
Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.